Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

Jerry D. Williams, President and Chief Executive Officer

Peoples Community Bancorp, Inc.

(513) 932-6137

Electronic Mail: jwms@go-concepts.com

PEOPLES COMMUNITY BANCORP, INC. RECEIVES NOTICE FROM NASDAQ

CONFIRMING DELISTING

(CINCINNATI, OHIO) – August 7, 2009: Peoples Community Bancorp, Inc. (the “Company”) (NASDAQ: PCBI) a Maryland corporation doing business primarily through its wholly-owned banking subsidiary, Peoples Community Bank (the “Bank”), announced today that on August 5, 2009, the Company received written notification from The Nasdaq Stock Market (the “Nasdaq”) advising the Company that trading in the Company’s common stock will be suspended at the opening of business on August 14, 2009, and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”) which will remove the Company’s common stock from listing and registration on The NASDAQ Stock Market. The letter from NASDAQ advised us that the Company’s common stock will not be immediately eligible to trade on the OTC Bulletin Board or in the “Pink Sheets.”

Regulatory Filings

The Company’s periodic reports as filed with the SEC can be accessed at www.pcbionline.com and on the EDGAR section of the SEC’s website at www.sec.gov.